Consent of Independent Auditors



The Board of Trustees
AMBAC Treasurers Trust

We consent to the use of our report incorporated herein by reference and to the references to our firm under the captions
"Financial Highlights" in the prospectuses and "Independent
Auditors" in the statement of additional information.


							/s/ KPMG Peat Marwick
LLP
							KPMG Peat Marwick LLP


Boston, Massachusetts
February     , 1997

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